Exhibit 10.2

REDEMPTION AND EXCHANGE AGREEMENT

     This Redemption and Exchange Agreement (the “Agreement”) is entered into as of March 19, 2004, by and among Electric City Corp., a Delaware corporation (the “Company”), and the undersigned holders of Preferred Stock of the Company listed on the Schedule of Investors (the “Schedule of Investors”) attached hereto as Schedule A (each, a “Participating Investor”, and collectively, the “Participating Investors”).

RECITALS

     WHEREAS, the Participating Investors are holders of shares of the Company’s Series A Convertible Preferred Stock, Series C Convertible Preferred Stock, and/or Series D Convertible Preferred Stock (collectively, the “Prior Preferred Stock”) and certain of the Participating Investors are also holders of warrants to purchase shares of Series D Convertible Preferred Stock (the “Prior Warrants”); and

     WHEREAS, the Company desires to redeem and/or exchange all of the outstanding shares of Prior Preferred Stock and all the outstanding Prior Warrants from the Participating Investors, and the Participating Investors desire to have such shares and warrants redeemed and/or exchanged; and

     WHEREAS, the Company shall grant to all Participating Investors the option to (i) have certain of their shares of Prior Preferred Stock redeemed and all their remaining shares of Prior Preferred Stock exchanged for shares of the Company’s newly issued Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”) all their Prior Warrants exchanged for new warrants in substantially the form attached hereto as Exhibit A (the “Series E Warrants”) to purchase shares of Series E Preferred Stock (the “Series E Warrant Shares”), or (ii) not have any of their shares of Prior Preferred Stock redeemed and instead have all of their shares of Prior Preferred Stock exchanged for shares of the Series E Preferred Stock and all of their Prior Warrants exchanged for Series E Warrants; and

     WHEREAS, the Participating Investors desire to enter into this Agreement to provide for the redemption and/or exchange of the Prior Preferred Stock and Prior Warrants as described above;

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and subject to the terms and conditions hereof, the parties hereby agree as follows:

     1.     Redemption of Prior Preferred Stock. Subject to the terms and conditions of this Agreement, each Participating Investor (each, a “Redeeming Investor” and collectively, the “Redeeming Investors”) listed on Schedule B attached hereto (the “Redemption Schedule”), agrees, severally and not jointly, to sell, and the Company agrees to purchase from each Redeeming Investor, the number and type of shares of Prior Preferred Stock (the “Redeemed Shares”) set forth opposite such Redeeming Investor’s name on the Redemption Schedule at the cash purchase price per share set forth opposite such Redeeming Investor’s name on the Redemption Schedule and at the aggregate purchase price set forth opposite such Redeeming Investor’s name on the Redemption Schedule (the “Redemption Price”). The Company’s agreement with each Redeeming Investor is a separate agreement, and the purchase of the Redeemed Shares from each Redeeming Investor is a separate purchase.

     2.     Series E Authorization. The Company has authorized (a) 300,000 shares of Series E Preferred Stock (the “Series E Shares”), having the rights, privileges, preferences and restrictions set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series E Convertible Preferred Stock of the Company, in the form attached hereto as Exhibit B (the “Series E Certificate of Designations”), (b) the issuance of Series E Warrants for the purchase of Series E Warrant Shares, and (c) the reservation of shares of the Company’s Common Stock for issuance upon conversion of the Series E Shares and Series E Warrant Shares (the “Series E Conversion Shares”).

     3.     Exchange of Prior Preferred Stock for Series E Preferred Stock. Subject to the terms and conditions of this Agreement and immediately after the consummation of the redemption in accordance with Section 1 and the other provisions of this Agreement, each Participating Investor, severally and not jointly, agrees to exchange, and the Company hereby agrees to issue Series E Shares to each Participating Investor in exchange for, such Participating Investor’s remaining shares of Prior Preferred Stock held by such Redeeming Investor, at a ratio of one (1) Series E Share for every ten (10) shares of Prior Preferred Stock, in each case in the amount set forth on Schedule C attached hereto (the “Series E Exchange Schedule”). The Series E Shares issued pursuant to this Agreement shall have the rights, preferences, privileges and restrictions as set forth in the Series E Certificate of Designations and shall be subject to the terms set forth in the Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) and the Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”), each dated of even date herewith (collectively, the “Ancillary Agreements”).

     4.     Exchange of Prior Warrants for Series E Warrants. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to each Participating Investor holding any Prior Warrants, in exchange for such Prior Warrants, Series E Warrants to purchase up to the number of Series E Warrant Shares equal to the number of shares of Prior Preferred Stock for which the Prior Warrant is exercisable divided by ten, as set forth on Schedule D attached hereto (the “Warrant Exchange Schedule”). The Series E Warrants shall be exercisable at a price per share equal to the exercise price of the Prior Warrants multiplied by ten, subject to adjustment in certain circumstances, and shall have an expiration date which is the same as that of the Prior Warrants. The Company’s agreement with each Participating Investor holding Prior Warrants is a separate agreement, and the issuance of a Series E Warrant to each such Participating Investor is a separate issuance.

     5.     Closing.

              5.1     The Closing Date. The closing of the foregoing redemptions and exchanges (the “Closing”) shall take place at the offices of Schwartz, Cooper, Greenberger & Krauss, Chartered, 180 N. LaSalle St., Chicago, Illinois 60601, at 2:00 p.m. Chicago time on

March 19, 2004 or such other date, time and/or location as the Company and a majority in interest of Participating Investors shall agree.

              5.2     Delivery. At the Closing,

     (a)     each Participating Investor will deliver to the Company, as applicable, (i) a stock certificate or stock certificates representing the shares of Prior Preferred Stock to be redeemed and/or exchanged, registered in the name of such Participating Investor, together with (ii) an executed Stock Power in the form of Exhibit C attached hereto, and (iii) the Prior Warrants, if any, held by such Participating Investor;

     (b)     the Company shall deliver to each Participating Investor, as applicable, (i) the Redemption Price set forth opposite such Participating Investor’s name on the Redemption Schedule as payment for the shares of Prior Preferred Stock being redeemed by check or by wire transfer pursuant to such Participating Investor’s instructions, (ii) stock certificates representing the number of Series E Shares set forth opposite such Participating Investor’s name on the Series E Exchange Schedule, (iii) Series E Warrants replacing any Prior Warrants of such Participating Investor, (iv) an opinion of counsel to the Company in substantially the form attached hereto as Exhibit D.

              5.3     Ancillary Agreements. At the Closing, the Company and the Participating Investors shall enter into the Ancillary Agreements.

              5.4     Restatement of Stock Trading Agreements. In addition, the Stock Trading Agreement dated as of July 31, 2001 by and among certain of the Participating Investors and certain other persons and entities (the “2001 Stock Trading Agreement”), the Stock Trading Agreement dated as of June 4, 2002 by the Company and Richard P. Kiphart (the “2002 Stock Trading Agreement”); and the Stock Trading Agreement dated as of June 27, 2003 by and among the Company and certain of the Participating Investors (the “2003 Stock Trading Agreement” and, collectively with the 2001 Stock Trading Agreement and the 2002 Stock Trading Agreement, the “Stock Trading Agreements”) shall collectively be combined, amended and restated into a single Amended and Restated Stock Trading Agreement in the form of Exhibit E hereto (the “Amended and Restated Stock Trading Agreement”.

     6.     Representations and Warranties of the Company. In connection with the redemption of Prior Preferred Stock and the exchange of shares of Prior Preferred Stock and Prior Warrants for shares of Series E Preferred Stock or Series E Warrants, as the case may be, hereunder, the Company hereby represents and warrants as follows:

              6.1     Organization of the Company. The Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to conduct its business as currently conducted.

              6.2     Authority. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. Each of the Series E Warrants, when executed and delivered by the Company under this Agreement, will have been duly and validly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. The shares of Series E Preferred Stock to be issued hereunder, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

              6.3     Capitalization. As of the date hereof, the Company has authorized 120,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the date hereof, the Company has 34,922,021 issued and outstanding shares of Common Stock, 2,351,589 issued and outstanding shares of Series A Convertible Preferred Stock, 233,613 issued and outstanding shares of Series C Convertible Preferred Stock and 157,769 issued and outstanding shares of Series D Convertible Preferred Stock. Other than the securities described in this Section 6.3 and other outstanding options, rights and warrants to purchase up to 20,017,048 shares of Common Stock and the Prior Warrants to purchase up to 375,000 shares of Series D Preferred Stock, the Company does not have any other securities or rights to purchase its securities outstanding. The Series E Certificate of Designations in the form of Exhibit B hereto has been duly filed in the office of the Secretary of State of Delaware and is effective. Upon closing of the transactions contemplated hereby, the Company will not have outstanding any shares of Prior Preferred Stock or any Prior Warrants and will have outstanding 210,469 shares of Series E Preferred Stock and Series E Warrants to purchase up to 3,750 additional shares of Series E Preferred Stock. All shares of Series E Preferred Stock which will be issued and outstanding upon closing of the transactions contemplated hereby will be fully paid and non-assessable and subject to no preemptive rights in favor of other persons or entities which have not been waived. Assuming the accuracy of the representations of each Participating Investor in this Agreement, the shares of Series E Preferred Stock and Series E Warrants issued to such Participating Investor hereunder will be issued in compliance with all applicable federal and state securities laws. The Company has reserved for issuance under the Series E Warrants 3,750 shares of Series E Preferred Stock. Shares of Series E Preferred Stock which are issued pursuant to exercise of the Series E Warrants in accordance with the terms thereof will be fully-paid and non-assessable and subject to no preemptive rights in favor of other persons or entities which have not been waived. The Company has also reserved for issuance pursuant to conversion of the shares of Series E Preferred Stock to be issued hereunder or upon exercise of the Series E Warrants, 21,421,900 shares of its Common Stock, par value $0.0001 per share. Shares of such Common Stock which are issued pursuant to conversion of shares of Series E Preferred Stock in accordance with the terms thereof will be fully-paid and non-assessable and subject to no preemptive rights in favor of other persons or entities which have not been waived.

              6.4     No Conflicts. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation (including the Certificates of Designations of Prior Preferred Stock) or the bylaws, as amended, of the Company; or (b) conflict with or result in a material violation or material breach of any term or provision of any agreement to which the Company is a party, after giving effect to the consents and waivers of the Participating Investors set forth in this Agreement; or (c) result in a material violation of any applicable law, statute or any order, judgment, decree, rule or regulation of any court or governmental authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental authority is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issue of the shares of Series E Preferred Stock and Series E Warrants hereunder or the consummation by the Company of the other transactions on its part contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Federal securities law or Applicable State Law, American Stock Exchange listing requirements or with respect to requirements applicable to the Participating Investors. Giving effect to Section 7.12 hereof, the Company has obtained all consents, approvals, waivers of rights and other authorizations from securityholders of the Company and other persons and entities necessary to permit the Company to consummate the transactions contemplated by this Agreement.

              6.5     SEC Filings. Since March 31, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “Commission Documents”). As of their respective dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the Commission Documents, except that the Company’s filing of the pro forma financial information which is set forth in the Company’s current report on Form 8-K filed on July 2, 2003 was not timely filed within 15 days after the Company’s sale of the assets of Switchboard Apparatus, Inc. The Commission Documents, taken as a whole, do not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances in which they were made not misleading. The Commission Documents, including the financial statements, when they were filed with the Commission, conformed in all material respects with the applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, except that the Company’s filing of the pro forma financial information which is set forth in the Company’s current report on Form 8-K filed on July 2, 2003 was not timely filed within 15 days after the Company’s sale of the assets of Switchboard Apparatus, Inc. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof or the Closing Date and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound which has not been previously filed as an exhibit to the Company’s reports filed or made with the Commission under the Exchange Act.

              6.6     No Material Loss. Since December 31, 2002, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

              6.7     Cancellation of Prior Preferred Stock. Upon consummation of the redemption and exchange transactions contemplated by Sections 1, 3 and 4 hereof, all shares of Prior Preferred Stock shall be cancelled and thereafter treated as authorized shares of the Company’s preferred stock undesignated as to series and no further shares of Prior Preferred Stock shall be issued by the Company.

              6.8     Required Registration. The Company agrees that, on or before July 7, 2004, shall use commercially reasonable efforts, subject to receipt of all necessary information from the Participating Investors who desire to have shares registered thereunder, the Company will prepare and file with the Commission a registration statement covering the resale of the shares of Common Stock which may be acquired by pursuant to conversion of shares of Series E Preferred Stock through the American Stock Exchange, the over-the-counter market or in privately-negotiated transactions or otherwise. Such registration shall otherwise be in accordance with the provisions of the Investor Rights Agreement applicable to a “Requested Registration” thereunder but shall not be deemed to be a “Requested Registration” for purposes thereof.

     7.     Representations, Warranties and Covenants of the Participating Investor. In connection with the transactions contemplated hereunder, each Participating Investor hereby represents, warrants and covenants to the Company as follows:

              7.1     Ownership of Shares. The Participating Investor owns, beneficially and of record, all the shares of Prior Preferred Stock and Prior Warrants tendered hereunder and has good and valid title to all such shares of Prior Preferred Stock and Prior Warrants, free and clear of all liens, charges, pledges, claims, restrictions on transfer, mortgages, security interests or encumbrances of any kind whatsoever, and of any rights of first refusal of any kind (other than those under the Stock Trading Agreement dated as of July 31, 2001 by and among the Participating Investors, certain other parties and the Company, as amended, which restrictions are being waived under Section 7.12 hereof), and the Participating Investor has not granted any rights to purchase such shares of Prior Preferred Stock to any other person or entity. The Participating Investor has the unrestricted power and authority to transfer its shares of Prior Preferred Stock to the Company. Upon delivery to the Company of the stock certificates representing its shares of Prior Preferred Stock and/or Prior Warrants, as the case may be, and upon the Closing of the redemptions and/or exchanges set forth herein, the Company shall acquire good and valid title to such shares of Prior Preferred Stock and/or Prior Warrants, as the case may be, free and clear of all liens, charges, pledges, claims, restrictions on transfer, mortgages, security interests or encumbrances of any kind whatsoever.

              7.2     Authorization; No Violation. The Participating Investor has, and will have on the Closing Date, full legal capacity, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Participating Investor and constitutes his, her or its legal, valid and binding obligation, enforceable against him, her or it in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity. Neither the execution, delivery and performance of this Agreement by the Participating Investor nor the consummation of any of the transactions provided for hereby will result in any violation or breach of or default (or an event which with notice or the passage of time or both would constitute a default) under any contract, franchise or permit to which the Participating Investor is a party, or by which the Participating Investor is bound, after giving effect to the consents and waivers of the Participating Investors set forth in this Agreement.

              7.3     Broker’s or Finder’s Commissions. No broker’s or finder’s or placement fee or commission or other remuneration has been paid or given directly or indirectly by the Participating Investor for soliciting the redemption or the exchange of shares of Prior Preferred Stock or Prior Warrants for shares of Series E Preferred Stock or Series E Warrants hereunder, and the Participating Investor will hold the Company harmless from any claim, demand or liability for broker’s or finder’s or placement fees or commissions or other remuneration alleged to have been incurred in connection with the sale and issuance of the Series E Shares and/or the Series E Warrants due to any actions of the Participating Investor.

              7.4     Restricted Securities. The Participating Investor understands that the Series E Shares, the Series E Warrants, the Series E Warrant Shares and the Series E Conversion Shares (i) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) are “restricted securities” under Rule 144 of the Securities Act and (iii) are being issued pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Participating Investor contained herein.

              7.5     Acquisition for Investment. The Participating Investor is acquiring the Series E Shares, the Series E Warrants, the Series E Warrant Shares and the Series E Conversion Shares, as the case may be, for his, her or its own account for investment and not as a nominee and not with a view to the distribution thereof. The Participating Investor understands that the Participating Investor must bear the economic risk of such investment indefinitely unless such Series E Shares, Series E Warrants, Series E Warrant Shares or Series E Conversion Shares are registered pursuant to the Securities Act, or an exemption from such registration is available, and that the Company has no present intention of registering the Series E Shares, the Series E Warrants, the Series E Warrant Shares or the Series E Conversion Shares other than as contemplated by the Investor Rights Agreement.

              7.6     Economic Risk. By reason of the Participating Investor’s business or financial experience, the Participating Investor has the capacity to protect its own interests in connection with the acquisition of the Series E Shares, the Series E Warrants, the Series E Warrant Shares and the Series E Conversion Shares, as the case may be, and has the ability to bear the economic risk (including the risk of total loss) of the Participating Investor’s investment.

              7.7     Disclosure. The Participating Investor represents that it or he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of participating in the transactions contemplated hereby and making an informed investment decision with respect thereto, and acknowledges that it or he has sole responsibility for its or his own due diligence investigation and its own investment decision, and that in connection with its investigation and its investment decision, it or he has not relied on any representation by or on behalf of the Company not set forth in the Commission Documents or in this Agreement, or on the fact that any other person or entity has decided to participate in such transactions or invest in any securities or in capital stock of the Company.

              7.8     Legends. The Participating Investor understands and acknowledges that the certificates evidencing the Series E Shares, the Series E Warrants and the Series E Warrant Shares to be issued hereunder will be imprinted with the following legends (in addition to any legend required by state securities laws or any of the Ancillary Agreements):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SHARES OF COMMON STOCK ISSUABLE UPON THE [CONVERSION] [EXERCISE] OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT AND AN AMENDED AND RESTATED STOCK TRADING AGREEMENT, EACH AS IT MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

              7.9     Accredited Investor. The Participating Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

              7.10     Understanding of Terms of Series E Preferred Stock. The Participating Investor acknowledges that it has had an opportunity to review the provisions of the Series E Certificate of Designations and understands the differences in rights, preferences, privileges and restrictions between the shares of Prior Preferred Stock and Series E Preferred Stock.

              7.11     Advice of Counsel and Other Advisors. Each Participating Investor has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel and any other advisors deemed appropriate by the Participating Investor prior to executing this Agreement and fully understands all provisions hereof. Each Participating Investor has reviewed with such Participating Investor’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement, and is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Each Participating Investor understands that each Participating Investor (and not the Company) shall be responsible for each Participating Investor’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

              7.12     Consents and Waivers. (a) Each Participating Investor hereby consents to the Company’s and each other Participating Investor’s entering into this Agreement and performing his, her or its obligations hereunder, including effecting the redemption of certain shares of Prior Preferred Stock and the exchange of shares of Prior Preferred Stock for shares of Series E Preferred and the exchange of Prior Warrants for Series E Warrants, all as provided herein. Each Participating Investor also consents to the Company’s and each other Participating Investor’s entering into the Ancillary Agreements and performing his, her or its obligations thereunder. Each Participating Investor also consents to the Company’s and each other Participating Investor’s entering into the Amended and Restated Stock Trading Agreement and performing his, her or its obligations thereunder.

              (b)     Each Participating Investor hereby waives any and all defaults and events of default which arise or may arise pursuant to or by reason of any the actions described in Section 7.12(a) above on the part of the Company or any other Participating Investor under any agreements, instruments or documents to which or by which any Participating Investor and the Company may be bound immediately prior to the execution of this Agreement, including, without limitation, (i) the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of the Company; (ii) the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Convertible Preferred Stock of the Company; and (iii) the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series D Convertible Preferred Stock of the Company; and (iv) any and all agreements entered into in connection with such Participating Investor’s original purchase of Prior Preferred Stock from the Company, including without limitation, any securities purchase agreement, investor rights agreement and any stockholders agreement and any supplements or amendments thereto.

              (c)     Each Participating Investor and the Company hereby acknowledges that this Agreement is being entered into in connection with (i) the Company’s issuance of up to 5,000,000 shares of Common Stock and warrants to purchase up to 1,750,000 additional shares of Common Stock to Security Benefit Group, Inc. and/or affiliates thereof (the “Purchaser”) for gross proceeds of up to $11,000,000, a portion of which gross proceeds will be used by the Company to effect the redemptions under Section 1 hereof, and (ii) the concurrent sale by Morgan Stanley and OIP of an aggregate of 1,000,000 shares of Common Stock to the Purchaser

(which will be issued pursuant to the concurrent conversion of 100,000 shares of Series A Preferred by Morgan Stanley and OIP). Each Participating Investor and the Company hereby further acknowledges that the sale by Morgan Stanley and OIP described in clause (ii) preceding is for a per share price which is below the current market price of the Common Stock and is being consummated as a requirement of the Purchaser to its agreement to purchase the Common Stock and warrants from the Company described in clause (ii) preceding. Each Participating Investor and the Company hereby further acknowledges that the Purchaser has required, as a condition to entering into such transactions, that the securities which the Purchaser is to acquire from the Company and from Morgan Stanley and OIP shall not be subject to the Ancillary Agreements or any of the existing Stock Trading Agreements and the Purchaser shall not be a party to any of such agreements, and each Participating Investor and the Company hereby agrees and consents thereto. Each Participating Investor further acknowledges that the Purchaser has required, as a condition to entering into such transactions, that the securities which the Purchaser is to acquire from the Company and from Morgan Stanley and OIP shall be registered by the Company under the Securities Act of 1933, as amended, and further required that the parties to the Investor Rights Agreement dated as of July 31, 2001, as amended (the “Prior Investor Rights Agreement”) and the parties to the Investor Rights Agreement to be executed in connection with Closing under this Agreement agree to waive their piggyback registration rights and the provisions of section 2.8 of the Prior Investor Rights Agreement and the Investor Rights Agreement in respect of such registration for the Purchasers, and each Participating Investor hereby agrees and consents thereto and waives its piggyback registration rights and rights under section 2.8 under each of the Prior Investor Rights Agreement and the Investor Rights Agreement with respect to such registration.

              (d)     Each Participating Investor, other than Asplund, hereby acknowledges that Asplund is also a director of the Company and hereby waives any and all claims of conflicts of interest against Asplund arising from or with respect to Asplund’s participation in the transactions contemplated hereby.

              (e)     Each Participating Investor hereby agrees that, for purposes of the remaining term of the 2001 Stock Trading Agreement referred to in Section 5.3 hereof, the number of shares of “Uncovered Stock” of Leaf Mountain Company, LLC thereunder immediately following the Closing Date hereunder shall remain unchanged as a result of the transaction (calculated in accordance with the provisions of the 2001 Stock Trading Agreement).

              (f)     Each Participating Investor other than SF Capital hereby consents to the termination of the Stock Trading Agreement dated as of February 27, 2003 between the Company and SF Capital, effective upon consummation of the redemption and exchange transactions pursuant to Sections 1, 3 and 4 hereof.

              (g)     Each Participating Investor hereby consents to the Company and Cinergy Ventures II, LLC entering into an amendment to the Series E Warrant issued to Cinergy Ventures at Closing hereunder to extend the expiration date thereunder to October 31, 2004, provided that the Company’s board of directors shall have approved such action by the Company.

              7.13     Termination of Rights Associated with Redeemed Shares. With respect to a Participating Investor who is a Redeeming Investor, such Redeeming Investor acknowledges that upon the Closing, all of the Redeeming Investor’s rights under any and all agreements entered into in connection with the Redeeming Investor’s original purchase of the Redeemed Shares, including without limitation, any securities purchase agreement, investor rights agreement and any stockholders agreement and any supplements or amendments thereto, shall immediately terminate and be of no further force and effect with respect to the Redeemed Shares. The Redeeming Holder further agrees to execute and deliver any additional instruments necessary to document such termination of rights and to fully carry out the purposes of these covenants.

              7.14     Accrued Dividends On Prior Preferred Shares Up To Closing. The Company hereby agrees that each Participating Investor shall receive credit for accrued dividends on its Prior Preferred Shares for the period from and including January 1, 2004 up to but not including the Closing Date at the dividend rate applicable under the Prior Preferred Shares. The Participating Investors agree that the Company may satisfy this obligation by calculating and paying the initial dividend payable with respect to the Series E Shares following the Closing Date on a basis that equitably reflects such agreement by the Company.

     8.     Conditions to Investors’ Obligations to Close. Each Participating Investor’s obligation to redeem and/or exchange its Prior Preferred Shares or Prior Warrants at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the applicable Participating Investor:

              8.1     Receipt of Consideration. Such Participating Investor shall have received delivery of the cash to be issued to such Participating Investor in accordance with Section 1, if applicable, and the Series E Shares and Series E Warrants to be issued to such Participating Investor in accordance with Sections 3 and 4.

              8.2     Representations and Warranties. The representations and warranties made by the Company in Section 6 shall be true and correct in all material respects as of the date of the Closing

              8.3     Covenants. All covenants agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects (it being understood that the Company shall be deemed to have certified as to the satisfaction of the conditions set forth in Section 8..2 above and this Section 8.3 by consummating the transactions hereunder).

              8.4     Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series E Shares, the Series E Warrants, the Series E Warrant Shares and the Series E Conversion Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

              8.5     Certificates of Designations. The Series E Certificate of Designations and shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.

              8.6     Investor Rights Agreement. The Company and the Participating Investors shall have executed and delivered the Investor Rights Agreement.

              8.7     Stockholders Agreement. The Company and the Participating Investors shall have executed and delivered the Stockholders Agreement.

              8.8      Amended and Restated Stock Trading Agreement. The Company and the Participating Investors and certain officers of the Company shall have executed and delivered the Amended and Restated Stock Trading Agreement.

              8.9     Proceedings and Documents. All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Participating Investors, and the Participating Investors shall have been furnished with such instruments and documents as they shall have reasonably requested.

              8.10     Consents and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for the performance by the Company of its obligations pursuant to the Agreement.

              8.11      No Litigation; No Order. No action, suit or proceeding relating to the transactions contemplated by this Agreement shall be pending that in the reasonable good faith judgment of the Participating Investors seeks to restrain or prevent any of such transactions and has a reasonable probability of success.

              8.12     Full Participation By Holders. All holders of any shares of Prior Preferred Stock and all holders of any Prior Warrants shall be signatories hereto and shall participate in the redemption and exchange transactions contemplated hereby, such that upon closing hereunder no shares of Prior Preferred Stock and no Prior Warrants shall remain outstanding or be issuable by the Company.

     9.      Conditions to Company’s Obligation to Close. The Company’s obligation to redeem the shares of Prior Preferred Stock and to accept for exchange shares of Prior Preferred Stock and Prior Warrants and issue the Series E Shares and the Series E Warrants at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company:

              9.1     Receipt of Consideration. The Company shall have received from each Participating Investor stock certificates representing the shares of Prior Preferred Stock to be redeemed or exchanged pursuant hereto, accompanied by executed stock powers in acceptable form, and any Prior Warrants of such Participating Investor, as the case may be.

              9.2     Representations and Warranties. The representations and warranties made by the Participating Investors in Section 7 shall be true and correct in all material respects as of the date of the Closing.

              9.3     Covenants. All covenants, agreements and conditions contained in the Agreements to be performed by Participating Investors on or prior to the date of the Closing shall have been performed or complied with in all material respects as of the date of the Closing (it being understood that each Participating Investors shall be deemed to have certified as to himself, herself or itself, as to the satisfaction of the conditions set forth in Section 9.2 above and this Section 9.3 by consummating the transactions hereunder).

              9.4     Compliance with Securities Laws. The Company shall be satisfied that the offer and sale of the Series E Shares, the Series E Warrants, the Series E Warrant Shares and the Series E Conversion Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

              9.5     Certificate of Designations. The Series E Certificate of Designations shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.

              9.6     Investor Rights Agreement. The Company and the Participating Investors shall have executed and delivered the Investors Rights Agreement.

              9.7     Stockholders Agreement. The Company and the Participating Investors shall have executed and delivered the Stockholders Agreement.

              9.8     Amended and Restated Stock Trading Agreement. The Company and the Participating Investors and certain officers of the Company shall have executed and delivered the Amended and Restated Stock Trading Agreement.

              9.9     Consents and Waivers. The Company and the Participating Investors shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

              9.10     Proceedings and Documents. All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Company, and the Company shall have been furnished with such instruments and documents as it shall have reasonably requested.

              9.11     No Litigation; No Order. No action, suit or proceeding relating to the transactions contemplated by this Agreement shall be pending that in the reasonable good faith judgment of the Company seeks to restrain or prevent any of such transactions and has a reasonable probability of success.

     10.     Other Provisions.

              10.1     Governing Law; Consent to Jurisdiction. EXCEPT AS TO MATTERS GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AND DECISIONS THEREUNDER OF THE DELAWARE COURTS APPLICABLE TO DELAWARE CORPORATIONS, WHICH SHALL BE GOVERNED BY SUCH LAWS AND DECISIONS, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS. FURTHERMORE, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

              10.2     Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

              10.3     Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

              10.4     Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may be modified or amended only in a writing signed by the Company and a majority in interest of Participating Investors.

              10.5     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              10.6     Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or transmitted by facsimile, or, if sent within the U.S., mailed by first-class mail, postage prepaid, addressed (i) if to a Participating Investor, at such Participating Investor’s address set forth in the Schedule of Investors, or at such other address as such Participating Investor shall have furnished to the Company in writing, or (ii) if to the Company, at its address set forth below

Electric City Corp.
1280 Landmeier Road
Elk Grove Village, Illinois 60007
Attention: Chief Financial Officer
Facsimile No.: (847)-437-4969

or at such other address as the Company shall have furnished to such Participating Investor in writing. All such notices and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; three (3) business days after being deposited in the mail, postage prepaid, first class registered or certified, if mailed, and when receipt is mechanically acknowledged, if telecopied.

              10.7     Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              10.8     Amendment and Waiver. No failure or delay on the part of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any amendment, to any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and each of the Participating Investors. Any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Participating Investor from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by each party which is entitled to the benefit of enforcement of such provision.

              10.9     Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Participating Investors herein shall survive the execution of this Agreement and consummation of the redemption and exchange transactions contemplated by Sections 1, 3 and 4 hereof.

[Balance of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this Redemption and Exchange Agreement as of the date set forth above.

COMPANY		PARTICIPATING INVESTORS

ELECTRIC CITY CORP.,		NEWCOURT CAPITAL USA INC.,

By:	/s/ John Mitola	By:	/s/ Daniel M. Morash
Name:	John Mitola	Name:	Daniel M. Morash
Title:	Chief Executive Officer	Title:	Managing Director

MORGAN STANLEY DEAN WITTER EQUITY FUNDING, INC.

		By:	/s/ James T. Keane
		Name:	James T. Keane
		Title:	Vice President

ORIGINATORS INVESTMENT PLAN, L.P.

		By:	/s/ James T. Keane
		Name:	James T. Keane
		Title:	Vice President

CINERGY VENTURES II, LLC,

		By:	/s/ Richard G. Beach
		Name:	Richard G. Beach
		Title:	Assistant Secretary

LEAF MOUNTAIN COMPANY, LLC

		By:	/s/ Jack J. Jiganti
		Name:	Jack J. Jiganti
		Title:	Manager

SF CAPITAL PARTNERS, LTD.

By:	/s/ Brian H. Davidson
Name:	Brian H. Davidson
Title:	Authorized Signatory

/s/ Richard Kiphart
RICHARD KIPHART

/s/ David P. Asplund
DAVID P. ASPLUND

JOHN THOMAS HURVIS REVOCABLE TRUST

By:	/s/ John Thomas Hurvis
Name:	John Thomas Hurvis
Title:	Trustee

/s/ John Donohue
JOHN DONOHUE

AUGUSTINE FUND, LP

By:	/s/ Thomas Duszynski
Name:	Thomas Duszynski
Title:	Chief Financial Officer

TECHNOLOGY TRANSFORMATION VENTURE FUND, LP

By:	/s/ William M. Custer
Name:	William M. Custer
Title:	President

SCHEDULE A

Schedule of Investors

Newcourt Capital USA Inc.
1211 Avenue of the Americas
22nd Floor
New York, NY 10036

Morgan Stanley Dean Witter Equity Funding, Inc.
1585 Broadway
New York, NY 10036

Originators Investment Plan, L.P.
1585 Broadway
New York, NY 10036

Cinergy Ventures II, LLC
139 East 4th Street
26th Floor
Atrium II EA610
Cincinnati, OH 45202

Leaf Mountain Company, LLC
190 South LaSalle Street, Suite 1700
Chicago, IL 60603

SF Capital Partners, Ltd.
C/o Stark Asset Management, LLC
3600 South Lake Drive
St. Francis, WI 53235

Richard P. Kiphart
c/o William Blair & Co.
222 W. Adams Street
Chicago, IL 60606

David R. Asplund
c/o Delano Group Securities, LLC
141 W. Jackson Blvd, Suite 2176
Chicago, IL 60604

John Thomas Hurvis Revocable Trust
John Thomas Hurvis Trustee
C/o Old World Industries
4065 Commercial Avenue
Northbrook, IL 60062

John Donohue
43896 Yosemite Drive
Big Bear Lake, CA 92315

Augustine Fund, LP
141 West Jackson Blvd., Suite 2182
Chicago, IL 60604

Technology Transformation Venture Fund, LP
c/o Custer Management Inc.
14 S. High Street
New Albany, OH 43054

Schedule B

Redemption Schedule

	Number and Type of
	Shares of Preferred		Aggregate
	Stock Tendered for	Redemption Price	Redemption
Name of Redeeming Investor	Redemption	Per Share	Price
Newcourt Capital USA Inc.	180,976 Series A	$13.00	$2,352,688
Morgan Stanley Dean Witter Equity Funding, Inc.	45,194 Series A	$13.00	$587,522
Originators Investment Plan, L.P.	2,379 Series A	$13.00	$30,927
Cinergy Ventures II, LLC	145,993 Series A	$13.00	$2,192,619
	22,670 Series D
Leaf Mountain Company, LLC	116,307 Series A	$13.00	$1,511,991
John Thomas Hurvis Revocable Trust	14,513 Series A	$13.00	$207,090
	1,417 Series D
Technology Transformation Venture Fund, LP	9,013 Series A	$13.00	$117,169

Schedule C

Series E Exchange Schedule

	Number and Type of	Number of Shares of
	Shares of Preferred	Series E Preferred
	Stock Tendered for	Stock Received in
Name of Participating Investor	Exchange	the Exchange
Newcourt Capital USA Inc.	322,816 Series A	32,282
Morgan Stanley Dean Witter Equity Funding, Inc.	80,616 Series A	8,062
Originators Investment Plan, L.P.	4,242 Series A	424
Cinergy Ventures II, LLC	260,415 Series A	30,085
	40,438 Series D
Leaf Mountain Company, LLC	207,463 Series A	20,746
SF Capital Partners, Ltd.	203,204 Series A	23,476
	31,554 Series D
John Thomas Hurvis Revocable Trust	25,887 Series A	2,841
	2,527 Series D
David R. Asplund	25,400 Series A	2,934
	3,944 Series D
John Donohue	25,090 Series A	2,509
Technology Transformation Venture Fund, LP	16,077 Series A	1,608
Augustine Fund LP	145,397 Series A	14,540
Richard Kiphart	420,606 Series A	70,944
	233,613 Series C
	55,219 Series D

Schedule D

Warrant Exchange Schedule

	Number and Type of	Number and Type of
	Warrant Shares	Warrant Shares
Name of Participating	Tendered for	Received in the	New Exercise Price
Investor	Exchange	Exchange	per Share
Cinergy Ventures II, LLC	15,000	1,500	$100.00
SF Capital Partners Ltd.	7,500	750	$100.00
Richard P. Kiphart	13,125	1,312	$100.00
David R. Asplund	937	94	$100.00
John Thomas Hurvis Revocable Trust	938	94	$100.00

Exhibit A

Forms of Series E Warrant

[attached]

Exhibit B

Form of Series E Certificate of Designations

[attached]

Exhibit C

Form of Stock Power

     Pursuant to that certain Redemption and Exchange Agreement dated as of March____, 2004 (the “Agreement”), for value received the undersigned (“Participating Investor”) hereby sells, assigns and transfers unto Electric City Corp., a Delaware corporation (the “Company”), the number of shares of the Company’s Preferred Stock tendered pursuant to the Agreement, which shares of Preferred Stock are represented on the date hereof by the following stock certificate(s) of Prior Preferred Stock (as defined in the Agreement), standing in Participating Investor’s name on the books of the Company:

Certificate No.	Number and Type of Shares Represented by Certificate

     Such shares represented by the above-listed stock certificate(s) are to be redeemed and/or exchanged in accordance with the terms and conditions of the Agreement into shares of the Company’s Series E Convertible Preferred Stock, and the undersigned does hereby irrevocably constitute and appoint                                      as such Participating Investor’s attorney to transfer such shares on the books of the Company with full power of substitution in the premises.

Dated: , 2004
PARTICIPATING INVESTOR

[Insert Investor Name]

Signature:
Signer Name:
Title:

(The signature on this Stock Power must correspond with the name as written upon the face of the certificate(s) being surrendered in every particular, without alteration, enlargement or any change whatever.)

Exhibit D

Form of Opinion of Counsel

[to be attached]

Exhibit E

Form of Amended and Restated Stock Trading Agreement

[attached]